Exhibit 1.4

Code of corporate conduct and business ethics Mobile TeleSystems Public Joint Stock Company MTS You know that you can!

Table of contents Introduction...................................................................................................................................................................................... 2 MTS and its employees ................................................................................................................................................................... 3 Work environment .......................................................................................................................................................... 4 Workplace behavior ........................................................................................................................................................ 4 Communication and training........................................................................................................................................... 6 Conflict of interest........................................................................................................................................................... 6 Gifts and entertainment .................................................................................................................................................. 8 Confidential or proprietary information ......................................................................................................................... 10 Safeguarding and use of company property................................................................................................................. 11 MTS and its clients ........................................................................................................................................................................ 13 Customer requests ....................................................................................................................................................... 14 Fair marketing............................................................................................................................................................... 15 Combating fraud on communication networks ............................................................................................................. 16 Data privacy.................................................................................................................................................................. 18 MTS and the public........................................................................................................................................................................ 19 Corporate social responsibility...................................................................................................................................... 20 Philanthropy.................................................................................................................................................................. 22 Public appearances, statements and interacting with the mass media and social networks ....................................... 23 Environment ................................................................................................................................................................. 24 MTS and the law............................................................................................................................................................................ 25 Interacting with government agencies .......................................................................................................................... 26 Anticorruption legislation .............................................................................................................................................. 27 Anti-money laundering and combating the financing of terrorism ................................................................................ 28 Prohibited content......................................................................................................................................................... 28 Competition and antitrust legislation............................................................................................................................. 29 Use of insider information............................................................................................................................................. 30 Business transparency and financial statements integrity............................................................................................ 31 Company accounts and records................................................................................................................................... 33 Communicating and reporting on code violations.......................................................................................................................... 34 Conclusion..................................................................................................................................................................................... 35 1

Introduction This Code of Corporate Conduct and Business Ethics (hereinafter, the “Code”) contains the basic principles of business practice that are in place at Mobile TeleSystems Public Joint Stock Company (hereinafter, “MTS”). In its operations, MTS abides by applicable law and adheres to generally accepted standards of business ethics. The company does not tolerate any form of business practice running con-trary to these rules. The Code of Corporate Conduct and Business Ethics should be viewed as a document containing the minimal set of standards and requirements adopted in our company for the purpose of facilitating the pursuit of honest and ethical business practices and preventing improprieties. The Code sets out the rules and standards to which employees must adhere in their daily work. In such cases that demand compliance with higher standards than those commonly accepted in commercial practice, or that fall under a regulatory act of greater legal force pursuant to applicable law, MTS will adhere to such higher standards and apply the corresponding regulatory act. This Code is not intended as an exhaustive set of rules and does not provide recommendations for every situation that may be encountered in the course of business. So, should you need to make a business decision in a situation not envisioned by the Code, ask yourself the following questions: 1. Is it legal? 2. Is it honest and fair? 3. Is it in the company’s interests? 4. Does it comply with the company’s rules? 5. Is it in line with the reputation of the company? 6. Am I authorized to do it? 7. Would I feel comfortable if information about my actions were published in the mass media? If the answer to any of the foregoing questions is “no,” you should not proceed with what you were about to do. The Code also provides pointers on where to seek advice and what to do in the case of a violation of Code provisions. The Code applies to members of the Board of Directors, senior management and all other MTS employees (hereinafter, the term “employees” shall be understood to mean all individuals to whom the Code applies). All employees must be thoroughly familiar with this Code and abide by the principles and procedures set forth herein. The standards of corporate conduct and business ethics presented in the Code also extend to all companies forming part of the MTS Group. Pursuant to the company’s rules, behavior running contrary to statutes of the law or this Code may result in disciplinary action, including dismissal/termination of the respective employment agreement, based on the actual circumstances of each specific case and pursuant to applicable law. Employees who have violated the law or this Code must compensate MTS for material damage caused by such violations, in accordance with labour law and other applicable legislation, and pay civil damages. They may also be subject to administrative or criminal prosecution in accordance with applicable law. The company expects all of its employees to work honestly and conscientiously — this being a mandatory requirement of employment in the company. 2

• Gifts and entertainment proprietary information use of company property MTS has repeatedly been cited by the industry’s leading consulting firms and expert agencies as a pre-mier employer. The reputation of one of the best employers in the Russian market is one of the factors for our success, which is why caring for our employees is a top priority at MTS. We are convinced our attitude towards our employees largely determines their conscientious behavior at the company. Our key asset is our people. Today, we’re concentrating our efforts on the search for ingenious, innovatively-minded specialists as well as on continuous employee development within the company. The recognition of our high business efficiency is predicated on the high professional level of our personnel. 3 MTS and its employees • Work environment • Workplace behavior • Communication and training • Conflict of interest • Confidential or • Safeguarding and

MTS and its employees Work environment The company promotes a friendly corporate culture and an atmosphere of gratitude, care and recognition towards those who help grow our business — our colleagues! The company undertakes to abide by all applicable laws and norms dealing with labor legislation, to ensure the social protection of company employ-ees, and to observe the principle of equal opportunities for all employees based on their professional merits. This applies to all aspects of employment, including hiring, training, promotion, compensation, discipline and dismissal. The ticket to the ongoing professional development of employees of our company is high-quality, timely training. MTS operates its own Corporate University, an institution whose mission statement is as follows: “We create opportunities for growth, expanding the boundaries of our people and business, to secure a confident future for MTS.” The company prohibits discrimination and harassment, violence or the threat of violence, as well as any and all inappropriate behavior towards any company employee. MTS strictly adheres to the principle of equal, respectful treatment towards all company employees, irrespective of their personal background and circumstances regarding: race, skin color, gender, ethnicity, nationality, religious beliefs, citizenship, age, physical capabilities, marital status, sexual orientation, culture and other legally protected individual characteristics. All employees are responsible for observing this principle. Workplace behavior The company strives to ensure a safe, comfortable work environment for its employees, however, the maintenance and preservation of a healthy work atmosphere also depends on employees’ adherence to the rules of working behavior. Labor discipline is mandatory subordination of all employees to the requirements established by the inter-nal code of labor conduct and to respective employment agreements, including job descriptions and local regulatory acts. In the event of the violation of labor discipline (commission of a disciplinary offence), i.e. non-performance or improper performance by fault of an employee of the work duties assigned thereto, MTS may impose disciplinary sanctions. 4

MTS and its employees Question: What types of behavior are categorically prohibited at the company? Answer: The company prohibits any behavior posing a risk to human health in the workplace, for example: • arriving to work in a state of alcoholic, narcotic or toxic intoxication, as well as the consumption of alcoholic beverages or narcotics; intentional causing of harm to the health or property of other employees; interfering with the work of other employees; smoking in prohibited areas in the territory and within the premises of MTS. • • • All employees are obliged to observe the labor safety requirements and fire safety rules envisioned by applicable Russian Federation law and the com-pany’s regulatory acts. MTS employees must treat their work colleagues with respect, provide assis-tance to newcomers, follow the applicable rules of business ethics, and help foster a friendly work atmosphere. Employees are prohibited from using vulgar language when communicating with other employ-ees, counterparties and clients of the company. Question: Are there any dress code requirements at the company? Answer: Yes, working at MTS does require employees to follow a specific dress code. MTS requires its employees to wear formal business attire, athletic wear and sneakers are prohibited. Employees are expected to maintain a neat and tidy appearance that does not distract others from their work, wear clean, well-ironed clothes and polished shoes, have well-groomed hair and pay careful attention to their personal hygiene. On the final day of the working week, most employees are free to wear more “casual” attire1. However, if you’re meeting with company clients or counterparties, you’ll have to wear proper business attire on that day as well. Employees should spend all of their working time endeavoring to perform their job duties with maximum efficiency, striving to foster and maintain good relationships, strengthening counterparty confidence and enhancing the business image of MTS. 1 Comfortable daily attire. 5

MTS and its employees Communication and training The provisions of the Code of Corporate Conduct and Business Ethics are communicated to all company employees, upon being hired, under signature. Moreover, to ensure a proper understanding and adher-ence to the requirements of the Code, all employees are obliged to undergo an electronic training course and testing on issues relating to the adherence to the Code, within three months following the beginning of employment with the company. The course provides clear explanations of the Code’s provisions and fair business practices, legal requirements and standards of behavior which are expected from employees. Training is conducted for all current employees once every two years. At the company, a remote course of training in anti-corruption legislation has been developed that must also be gone through by all employees, in a similar fashion to the course related to the Code. There is annual testing of the company’s managers on their awareness and the certification of adherence to the Code of Business Conduct and Ethics and Anti-Corruption Policy. In addition to obligatory electronic courses, face-to-face compliance training is conducted at the company for the purpose of maintaining employees’ continuous awareness of legal requirements, in-house policies and procedures binding on each MTS employee; employees are also kept informed, periodically, by mailing of communications related to the Code and compliance requirements. The remote testing and training system existing at the company offers all MTS employees a variety of training courses which cover certain rules and requirements established at the company, in greater detail, including those contained herein. We believe that regular employee training and com-munication is an indispensable condition for fair and responsible behavior at our company. Conflict of interest The company expects all of its employees to take a conscientious attitude towards the performance of their respective job duties and prohibits the derivation of personal gain from the positions occupied thereby. A conflict of interest occurs when an employee has any kind of personal relationship, financial interest or other concern that could hinder him / her from acting in the company’s best interests, primarily in terms of his / her ability to impartially and effectively perform his / her work, and / or which could result in financial losses for the company. All employees are obliged to avoid actions or relationships that contradict or are capable of contradicting the company’s best interests. 6

MTS and its employees Conflict of interest — a situ-ation in which the personal interest (whether direct or indi-rect) of an employee influences or is capable of influencing the proper performance thereby of his / her job (work) duties and which gives rise, or is capable of giving rise, to a conflict between the per-sonal interest of the employee and the rights and lawful inter-ests of the company, is capable of affecting the objective and effi-cient performance of employee’s duties and is capable of resulting in damage to the rights and lawful interests, property and / or business reputation of the company. Personal interest — the opportunity for the employee, while performing his / her job duties, to derive a per-sonal gain in terms of money, valuables, or other tangibles or ser-vices and / or other property rights, whether for him / herself and / or for family members and / or immediate relatives. The company has adopted a separate policy, entitled: “Conflict of Interest Management.” Should you find your-self in a conflict-of-interest situation or you suspect that such a conflict could arise, you should promptly notify your immediate supervisor or the Compliance Department to the case for further guidance, and urgently take measures to eliminate the conflict of interest, where so required by the company. Why is it so important to protect our company from potential conflicts of interest? 1. In order to prevent possible financial losses for the company. 2. In order to prevent situations in which biased decisions are made against the company’s best interests. 3. In order to prevent situations in which the existence of business interests outside the company could hinder an employee from properly performing his / her job duties. For the purposes of preventing conflict-of-interest situations, the company has instituted annual certification for senior managers. Upon being hired, new employees are familiarized with the “Conflict of Interest Manage-ment” policy and required to complete and sign a special form, entitled: “Disclosure of Conflict-of-Interest Information.” Employees who have occupied positions in state / municipal service within the past two years must obtain the additional consent of the respective public organization. 7

MTS and its employees Question: My relative is an MTS PJSC employee just like I am, but he works at one of the company’s other structural divisions. Is this considered a conflict of interest? Answer: No, a conflict of interest arises when one relative is directly subordinate to another. Question: The company where I or my relatives serve as cofounders is an MTS supplier. Would that situation be a conflict of interest? Answer: Yes, if your direct job duties involve the authority to make decisions with respect to that company. Question: My spouse is an employee of an MTS competitor. Is this a conflict of interest? Answer: In this case, you must notify your immediate supervisor to that effect, and, where necessary, Compliance Department officers in order to find an optimal solution for ensuring that your family ties can’t harm the company. Gifts and entertainment The giving and receiving of gifts, as well as attending entertainment or official events, is common business practice, yet in certain situations, it’s a practice that can expose the company’s business to serious risk. For this reason, the company has introduced a number of restrictions establishing the permissible cir-cumstances for the giving and receiving of gifts and event invitations, as well as the criteria which restrict allowable gifts and their recipients. Within the scope of its anticorruption policy, the company has adopted a separate Regulation “On Gifts and Entertainment at MTS PJSC,” with which all company employees must be thoroughly familiar. The company permits the giving and receiving of symbolic gifts typical of common business practice, so long as they comply with the requirements of local law. Russian anticorruption legislation prohibits individuals occupying state positions or holding public office in the various constituent entities / of the Rus-sian Federation and at the municipal level from receiving remuneration (loans, financial and / or other types of compensation, services, paid entertainment, vacation, travel reimbursements) and gifts not envisioned by applicable Russian Federation law from private individuals and legal entities in connection with the per-formance thereby of their official duties1. Using gifts (just as other types of hospitality) to anyone for the purposes of gaining commercial benefit and business advancement to MTS is unacceptable. 1 RF Federal Law No. 273-FZ “On Combating Corruption” dated December 25th, 2008. 8

MTS and its employees Gifts and participating in entertain-ment events must in no way influence an employee’s ability to make fair and impartial business decisions. In other words, gifts and participation in enter-tainment events must never be offered in exchange for information, favorable attitudes or business opportunities that would not otherwise be offered. Gifts in cash form or their equivalent (gift cards, vouchers, certificates) are prohibited at MTS. Gifts and entertainment events are not always appropriate, even when they conform to allowable criteria. Each employee is responsible for taking a commonsense approach to such issues. As a rule, it’s permissible for an employee to give gifts or tickets to entertainment events to certain clients and counterparties or receive them from such parties, provided the gift or event attendance could not reasonably be interpreted as an inducement or reward for a particular business decision. That said, all costs of gifts and entertainment events must be reflected in the respective expense reports. Question: A client has invited me to attend an out-of-town conference, and is offering to pay for all related travel and accommodation expenses. Can I accept his invitation? Answer: The invitation can be accepted, provided that you are not currently in the process of negotiating or making a business decision in favor of the client, and that the conference is directly related to your work specialty, is of practical interest, will not involve entertainment events for most of the trip, and the value of expenses undertaken by the inviting party is reasonable. If you’re in doubt as to whether it’s appropriate to give a gift or invite a client to an event, or you’re worried that a gift that’s been presented to you cannot be accepted under company rules, you should contact your immediate supervisor or a Compliance Department officer. Each employee must make every effort to refuse or return a gift that fails to comply with the afore-mentioned rules. If it is not possible to decline or return the gift, the affected employee must immediately report the receipt of the gift to his / her immediate supervisor or a Compliance Department officer, who will be able to provide further guidance on whether it is required to transfer the gift to the company or donate it to an appropriate charitable organization. 9

MTS and its employees Confidential or proprietary information In the process of working at the company, an employee is exposed to information and data of a confi-dential nature. The list of information material constituting a commercial secret is provided in the Policy “Regulations on Information Security (Confidentiality) Procedures of MTS PJSC.” Their safeguarding against unauthorized access is vital to the success of company operations and could be of tremendous significance to the preservation of jobs of all employees. Upon being hired by the company, a newcomer assumes the ethical and legal obligation to refrain from disclosing confidential information or information constituting a commercial secret, even if he / she subse-quently decides to leave the company. Question: What rules must be followed by an MTS employee who has been entrusted with confidential information in order to guard against its accidental disclosure? Answer: All of the company’s employees must comply with MTS PJSC information security (confidentiality) procedures, namely: • • ensure the safety of confidential data being in the employee’s possession; transfer confidential data to other employees according to the rules established at the company; not transfer confidential data to any third parties and not disclose such data to the public; meet the requirements of MTS PJSC local regulatory acts related to data protection; should any unauthorized persons attempt to obtain protected data or any facts of disclosure of confidential data be revealed, immediately inform MTS PJSC Department of Security and Security Procedures, Security Block, Corporate Center (division, group of security of a region) of MTS PJSC; keep confidential official secrets of ministries and agencies, which became known to an employee in connection with civil law relations, and also confidential information of companies with which MTS PJSC has business (partner) relations; after the termination of civil law relations with MTS PJSC, hand over all media containing confidential information, that is, scripts, rough copies, documents, etc., which were in the employee’s possession in connection with the performance of contractual obligations towards MTS PJSC, with a certificate issued, to an employee responsible for confidential records management and, in the absence of such employee, to the head of the corporate business unit; immediately inform MTS PJSC Department of Security and Security Procedures, Security Block, Corporate Center (division, group of security of a region) of loss or shortage of media containing confidential information, or loss or shortage of identity documents, ID cards, personal seals, keys to data rooms, storages, safes (metal cabinets), and of any other facts that may result in disclosure of protected data. • • • • • • Other MTS employees, including your work colleagues, should not have access to your work computer, laptop or mobile device. It is recommended to always lock your computer when leaving your workplace. Take care to safeguard documents containing confidential information, and don’t leave them in the open at your workstation. Use a paper shredder to destroy discarded documents containing confidential information. Each employee is personally responsible for complying with MTS PJSC information security (confidentiality) procedures. 10

MTS and its employees Safeguarding and use of company property Every company employee is expected to safe-guard company resources and assets. Should a company employee suspect that another company employee (including part-time employees, temporary employees, consultants and contract workers) is dis-playing a negligent attitude towards MTS property or is causing it damage, he / she must report the situation to his / her management. If, for any reason, the employee is not comfortable discussing the issue with his / her management, he / she must contact the appropriate specialists from the com-pany’s Security Block. Employees are obliged to safeguard the company’s property and ensure its efficient use for business purposes. It is prohibited to use the company’s funds or property for any illegal or improper purposes. Theft, negligence, recklessness and waste can have a direct impact on company profitability. In order to ensure the safeguarding and proper use of MTS property, every company employee must: 1. take due care to prevent the theft, destruction or misuse of MTS PJSC property; 2. immediately report actual or suspected instances of the theft, destruction, careless treatment and / or misuse of MTS property to his / her immediate supervisor or the Security Block specialists; 3. use telephones, other electronic communications devices, written materials and other MTS property solely for business purposes; 4. safeguard all electronic programs, data, communications and hard copies against accidental third-party access; 5. use MTS property strictly for the lawful business purposes envisioned by the respective job duties. Question: My colleague, while away on a business trip, asks me to send him a presentation to his personal email. Can I send it from my work email? After all, he needs it for work. Answer: You shouldn’t do it. The presentation could contain confidential information concerning the company, and there’s always a risk that material sent in this manner, to external servers, could wind up in third-party hands. Such action may afford grounds for taking disciplinary actions against you or your colleague. The company has made provisions for gaining remote access to one’s work email. 11

MTS and its employees Employees should be aware that MTS PJSC property includes all data and cor-respondence transmitted and received by the company’s electronic and telephone communications systems or contained therein. MTS PJSC property also includes all written correspondence. To the extent permitted by applicable law, the company has the means and reserves the right to monitor all correspondence, electronic and telephone communication, and gives its consent to its disclosure to and pro-cessing by third parties, including law enforcement agencies. Thus, it’s also important to pay attention to message contents, adhere to a professional style, and state pertinent facts in a brief, clear and unambiguous manner. Question: Why should I follow the rules of correspondence and treat message contents with care when I’m communicating with a colleague? Answer: Because it’s important. You must always bear in mind that the message could fall into the hands of an unintended party. Moreover, messages sent from the company’s electronic mail system are considered company property and may be used as evidence in external agencies. For example, such seemingly innocuous phrases as “lend assistance,” “incentivize the client” or “thanks for prompt cooperation” could be interpreted ambiguously and used against you. Just imagine if the contents of your letter were published in a prominent newspaper. 12 communication networks We at MTS believe that life is a canvas of possibility for all, and everyone has the potential, from his / her birth, to translate these possibilities into realities to the benefit of him / herself and the world around them. We believe that every individual is a potential hero who can accept the challenge and cope with any situation. Potential heroes – these are people who inspire MTS and who we create our products for. Using the possibilities provided by our products, technologies or services, an individual overcomes obstacles on the way to his / her goal and unlocks his / her potential. 13 MTS and its clients • Customer requests • Fair marketing • Combating fraud on • Data privacy

MTS and its clients Customer requests We all have lots of friends and acquaintances who are subscribers of our company and often contact us for help in resolving service issues. Every employee must seize these opportunities to demonstrate the high level of service offered by our company. Even when it comes to acquaintances, we must always come across as professional MTS representatives and provide accurate information, insofar as our words shape the company’s image. An employee must have a firm grasp of the tariff plans, services and roaming tariffs in place at the company, know how to find the required information, and where necessary — present it to the client in an intelligent manner. An employee must know and bring to the masses MTS values and brand’s mission. Amid the changing environment, we instill confidence in everybody, help an individual to unlock his / her potential and move towards new possibilities. MTS is a source of possibilities. Each and every employee should demonstrate an interest in the company’s products. Moreover, employ-ees should remember the sources of information that can be accessed at any time, such as the website, the Customer Service Center and the “MTS Service” mobile application — these can and should be recommended to your friends and acquaintances. Should your acquaintances contact you for a consultation, you can always suggest that they look for the answer to their question, for example, at www.mts.ru or through the “MTS Service” mobile application and, where possible, take part in the information search yourself. This will create a favorable impression of you as an employee and of the entire company. Consultation Client:Hi. I need your help — you work at MTS, don’t you? What’s the cheapest tariff they have? Answer: The company offers a range of different tariff plans. You can choose the one that’s suitable for you by figuring out how often you make calls — and considering the operator your conversation partner uses. What’s more, all tariff plans offer the option of connecting to services that will help you save money on calls, SMS and Internet use. In order to choose the best tariff plan for you, you can visit the MTS website yourself or call the Customer Service Center — my colleagues will be happy to provide you with a consultation. 14

MTS and its clients When responding to a client request, we must always be sure that his / her expectations are met with respect to the resolution of the issue at hand. It would be impossible to provide standard solutions for all situations, but in atypical situations employees should be guided by the following questions: 1. If I were in the client’s shoes, would I view MTS’ response to the given situation as fair to me and my interests? 2. Would I, finding myself in a similar situation, want my mobile operator to treat me exactly the same way as MTS is planning to treat this client? 3. Can I envision a fairer approach to this MTS client in this specific situation than the one currently under consideration? 4. Would I feel comfortable in front of my friends and acquaintances if information concerning MTS’ planned actions were published in the mass media? Fair marketing We make every effort to ensure that our clients receive secure, high-quality roaming services. MTS always informs its clients outside the home network, through SMS messages, that they have an opportunity to: • top up their account by bank card when roaming; • optimize their expenses by activating the “Zero Without Borders” and “BIT Abroad” services and the cost thereof; • contact the embassy of the Russian Federation in the country of stay. MTS provides roaming clients a free of charge opportunity to contact the MTS Customer Service Center and receive an MTS consultation by calling +7 (495) 766-01-66. We don’t send spam to our clients, and don’t allow anyone else to do it. MTS takes care to ensure that the total number of information messages of advertising nature received by a client in a single month is strictly in line with the contact policy in place at MTS. MTS does not do business with content service providers who send messages containing misleading information to MTS clients. We strive to use fair and ethical methods of promoting our own services. MTS takes care to ensure that any information on MTS products and services is true and complete and does not misrepresent true product features and is communicated to the client in an accessible and understandable manner. MTS does not use any methods of advertising its products and services which can be perceived as unethical or do harm to competitors or consumers. 15

MTS and its clients We track the quality and cost of content. MTS controls the quality and billing accuracy of content services, whether branded (offered under the MTS brand) or furnished in the form of content provider services. MTS does not pursue the commercial launch of content services that have not been subjected to proper quality and billing-accuracy testing (services not accompanied by the requisite positive conclusion of the respective MTS division responsible for testing). We leave no client complaint unaddressed. Every complaint from an MTS client (whether submitted verbally or in writing) must be reviewed within the established timeframe and followed-up with a substantiated decision. MTS regularly analyzes incoming client complaints for the purposes of identifying the real causes of their origination, and develops and implements appropriate corrective measures aimed at the elimination of these causes in order to prevent (minimize the possibility of) their repeated occurrence. If a company employee is contacted by a friend with a complaint, this signal must under no circum-stances be ignored. The friend should be invited to contact the Customer Service Center by calling +7 (800) 250-08-90, where Center staff will be happy to get to the bottom of the situation and solve the problem. Complaint Client:I was charged 150 rubles yesterday. I didn’t send any SMS, didn’t make many calls, and didn’t go online. To whom at MTS can I send a complaint to get my money back? Answer: You should call the Customer Service Center and consult a specialist. If the charge was debited in error, they’ll certainly help you to get your money back. You can order an account statement on your profile page on the MTS website or at a conveniently-located MTS store. Let’s go look at the website together! Combating fraud on communication networks Fraud on communications networks — includes the intentional activity of certain individuals on com-munication networks, including fraudulent activity, aimed at the unlawful receipt of services and / or unauthorized use of client and / or communications-operator resources without proper payment thereof, the unlawful accessing of official client and / or operator information, including for the purposes of deriving financial gain, as well as other actions aimed at causing damage or other harm to the client and / or the operator. Such activity, in particular, includes: SIM-card cloning, equipment tampering and the generation of international PRS traffic, unauthorized access to subscriber profile pages for the pur-poses of the siphoning of funds, and the unauthorized termination of international traffic. 16

MTS and its clients The company takes steps to combat fraud on communications networks. Fraud involving SMS services, fraudulent content providers – is one of the most widespread types of fraud on communications networks resulting in financial losses borne by subscribers. MTS actively combats such types of fraud. A system has been launched that makes it possible to identify and filter fraudulent SMS messages and SMS spam sent to MTS subscribers from the networks of other communica-tions operators, including foreign carriers (telecom operators). We conduct a regular analysis of subscriber complaints against the actions of content providers. In the event that the actions of a specific content provider are deemed unfair, it will be sub-ject to appropriate penalty sanctions. Fraud involving the use of GSM and ISUP gateways in communications networks. The company exercises constant control for the purpose of identifying illegally installed gateways in the MTS network. Fraud involving the use of data transmission services. The company has established controls over subscriber misusages in terms of data transmission services, including when in international and national roaming. Roaming fraud. The company exercises control over subscriber misusages in terms of voice and data transmission services, when roaming internationally and nationally, as well as control over subscriber connection to “International and National Roaming” and “International Access” services. For the purposes of improving subscribers’ awareness of corporate efforts aimed at combating fraud, the company has created the website safety.mts.ru, featuring information on measures to protect sub-scribers from fraud, and security services the company offers to its subscribers. Question: What should a company employee do if he / she becomes aware of an instance of fraud or is contacted by a subscriber with a fraud complaint? Answer: If a company employee has information concerning instances of fraud against subscribers or the company, the employee must send it to the hotline at: hot_fraud@mts.ru or fraud@nnov.mts.ru. Subscribers can be directed to the information posted on safety.mts.ru and, if necessary, complete a feedback form at http://www.mts.ru/feedback/. 17

MTS and its clients Data privacy As a leading telecom operator, MTS is also a major personal data carrier for whom the confidentiality of subscriber information has the same priority as the uninterrupted provision of communications services. Employees working with personal data must know and comply with the following personal data handling principles: • processing of an employee’s personal data must only be undertaken for the strictly defined purposes of his / her official duties; • the basis for the processing of personal data in MTS PJSC operations is the respective contract con-cluded with the subscriber, to which the subscriber is a contracted party, the respective employment agreement with the concerned employee, as well as the subscriber’s consent to the processing of his / her personal data; • the transfer of personal data to third parties must be undertaken solely on legal grounds, in such a way that ensures its confidentiality and protection against unauthorized access, through the use of data security facilities; • processing of special categories of personal data is prohibited at MTS PJSC, with the exception of some cases provided for by the laws of the Russian Federation. Question: What is personal data? Answer: Personal data is any information related to a specific individual (subscriber, employee, visitor, etc.). Question: What is personal data processing? Answer: Personal data processing means any action (operation) or sequence of actions (operations) with personal data, taken with, or without, the use of automatic means, including the gathering, recording, systematization, accumulation, storage, refinement (update, modification), retrieval, transfer (dissemination, provision, access), anonymization, blocking, deletion and destruction of personal data. Question: What’s encompassed by a special category of personal data? Answer: A special category of personal data is information concerning racial and / or national background, political views, religious or philosophical beliefs, health or relationship status, private life and other certain categories of data. Question: Whom can I contact if I have a question concerning personal data? Answer: You can always address any question involving personal data to: privacy@mts.ru. MTS strives to assure its subscribers of company reliability and guarantees the confidentiality of their personal data. The policy entitled: “Personal Data Processing at Mobile TeleSystems PJSC” outlines the principles, procedure and terms governing the processing of the personal data of subscribers, MTS employees and other individuals whose personal data are processed by MTS, as well as the processing of such data by third parties at the instruction of MTS. 18

MTC   • Public appearances, statements and interacting with the mass media The development strategy in place at MTS has been developed and is currently being implemented in accordance with public demand and consumer expectations. The overarching mission of the company is to improve people’s quality of life. At MTS, quality of life is understood to mean the totality of socio-economic or other criteria reflecting a person’s achieved level and degree of prosperity in different areas of his / her life as one of the key prerequisites for the sustainable, social development of civil society and the individual. 19 MTS and the public • Corporate social responsibility • Philanthropy and social networks • Environment

MTS and the public Corporate social responsibility Corporate Social Responsibility (CSR) is the responsibility of the organization for the impacts its decisions and operations have on society and the environment through transparent and ethical conduct. One of MTS’ objectives is CSR integration into all aspects of company activities. To comply with CSR prin-ciples, the company ensures that its business is conducted in a way that: • meets present time requirements; • does not endanger the ability of future generations to satisfy their own wants; • encourages sustainable development, better health and increased public prosperity; • takes into consideration the expectations of stakeholders; • complies with applicable law and adheres to international rules of conduct and best practices; • promotes better company transparency and improvements to its management system. The key areas of the company’s CSR involve support to the innovative activity of talented youth, educa-tional projects on safe and productive Internet use by children and the elderly, the development of corporate volunteering and environmental, social and philanthropic projects, implementation of the best Russian and international practices in CSR and sustainable business development and the publishing of the MTS annual sustainability report. “Children on the Internet” is one of federal projects by MTS in the field of CSR encompassing a set of educational events incorporating an interactive exhibition and series of instructional lessons for schoolchildren, teacher-parent meetings and master classes for teachers across Russia. The main goal of the project is to inform children, parents and teachers of the potential risks of Internet use, approaches to defense against web-based threats and the positive opportunities offered by the worldwide web in terms of education, personal development, social networking and leisure pursuits. Find more details at: www.safety.mts.ru. “Telecom Idea” is an international project aimed at promoting the implementation of innovative ideas and advancements developed by young people in the area of information and communication technologies, as well as the formation of a professional community of young innovators around the company. Find more details at: www.telecomideas.com. “Internet for All Ages” — a federal educational project targeting the Internet use of people from the older generation. It’s a public awareness program involving the training of the elderly in Internet literacy and boosting their level of social adaptation in today’s information society. Find more details at: www.svvp.ru. Every company employee, as a representative of MTS, must adhere to the minimum standards of socially-responsible conduct with respect to users of the information media. All employees, whether directly or indirectly, bear responsibility for the company’s youngest subscribers and must not facilitate the posting or further distribution of malicious and / or unlawful content. Such information includes unethical material running contrary to commonly accepted morals and social norms: the widespread network distribution of sexually explicit images, pornography, aggressive online games, games of chance, propaganda promoting an unhealthy lifestyle (consumption of narcotics, alcohol, tobacco, the intentional development of anorexia / bulimia, etc.), scenes of violence, the causing of harm to human health and life, various means of committing suicide, obscenities / offensive language and other such information. In furtherance of the law on combating Internet piracy1, company employees are prohibited from using or facilitating the use and further online distribution of pirated content. 1 RRF Federal Law No. 187-FZ as of July 2nd, 2013 “On Amendments to Certain Legislative Acts of the Russian Federation Concerning the Protection of Intellectual Rights in Information and Telecommunication Networks” 20

MTS and the public The company has instituted an MTS corporate volunteer movement called “Simply Be Good.” Within the scope of the movement, volunteers lend assistance to the young wards of sponsored children’s institu-tions, veterans of the Great Patriotic War (WWII), disabled children and those from underprivileged families. Volunteers organize festivities, master classes, excursions and lectures for them, participate in their ongoing social integration, collect funds for their treatment, and hold campaigns aimed at the promotion of child safety, support for Russia’s student community and preservation of the country’s cultural heritage. Question: How can I become a volunteer? Answer: If you’ve decided to become a volunteer, you can register at: csr@mts.ru. You’ll be given information on upcoming events involving MTS volunteers, and you’ll be able to make your own contribution to this noble common endeavor. Follow movement news on the portal by following the “Simply Be Good” logo. Question: Can an employee initiate a social project on his / her own? Answer: Any employee can participate in supporting any community-focused events on their own private initiative, provided they do not violate applicable law or common ethical norms. As a volunteer representing the company, an employee may only act within the scope of the corporate policy on CSR by agreement with the respective coordinator from the Corporate Social Responsibility Department in the HR Block. Sustainability Report Since 2008, MTS has been publishing the Sustainability Report, which includes a description of the main areas and achievements of the company in social corporate responsibility towards society and all stakeholders: employees, subscribers, shareholders, investors and partners. The Sustainability Report represents, as transparently as possible, MTS’s contribution to the development of brand-presence regions and the telecom industry as a whole; demonstrates corporate tools ensuring the high quality and performance reliability of the operator; describes the company’s key social and philanthropic projects. When creating the report, we are guided by the GRI (Global Reporting Initiative) Sustainability Reporting Guidelines, an international reporting standard for voluntary use by organizations reporting on sustainable development. The Guidelines offer a list of specific indicators for reporting on social, ecological and economic activities of the organization. The Sustainable Development Report is certified by the Russian Union of Industrialists and Entrepreneurs (RSPP) on an annual basis. Reports are available at the company’s web-site: http://www.company.mts.ru/ comp/social_responsibility/soc_report/. 21

MTS and the public Philanthropy MTS advocates the ideology of philanthropy. We tell our partners that the social responsibility factor is crucial to building the company’s reputation. A strategic and high-priority area of MTS’ philanthropic activity involves the implementation of projects aimed at support of children: their health, education and cultural development. MTS’ philanthropy program “Share Kindness,” coordinated by the MTS Public Relations Department, involves the rendering of charitable assistance to critically-ill children in need of urgent medical care whose families cannot afford the cost of the required long-term treatment. Within the scope of this program, MTS cooperates with a variety of significant highly-reputable federal foundations. The principles underlying the program work are grounded in transparency, openness and security. MTS’ key philanthropy project “Generation M” involves both the creative development of Russian children through online tools and rendering emergency medical assistance to critically-ill children. Question: How does MTS ensure the transparency of charitable donations? Answer: The MTS Security Service checks all appeals for medical assistance in order to prevent fraud, and provides program foundations with specialized consultations. Funds are transferred to trusted foundations of repute, which in turn forward the funds to appropriate hospitals, rehabilitation centers, and drug purchase. These foundations provide MTS with strict accounting records, which we then relay to our clients and partners participating in the program. For example, within the scope of the “Share Kindness” program, MTS cooperates only with those foundations that provide targeted assistance to children: “Konstantin Khabensky Foundation,” “Sozidanie” (“Creation”), “Center for Humanitarian Programs,” “Podsolnukh” (“Sunflower”), “AiF. Dobroye Serdtse” (“AiF. Tender Heart”). MTS provides all companies interested in helping specific children with a ready-made, secure and trusted tool. MTS philanthropic activities also involve providing support for the ongoing development of the education and healthcare system, athletics and sport facilities, art and creativity resources, and community-based infrastructure. In the event that a company employee receives an appeal or request for charitable assistance, whether from an organization or private individual, it must be forwarded to the Public Relations Department, which is responsible for philanthropic programs, or to pr@mts.ru. 22

MTS and the public Public appearances, statements and interacting with the mass media and social networks The Public Relations Department is the company’s only division authorized to make official statements, issue press releases and comments, and is also responsible for coordinating all communications by company representatives authorized to interact with the mass media. In the event that a company employee is approached by a member of the media with questions regarding MTS, whether directly or indirectly, he / she must direct this person to the MTS Public Relations Department. Employees of MTS Group companies are categorically forbidden to make public comments on their own. Employees must be cautious and abide by certain rules when posting information about the company on the Internet and communicating on social networking sites. If a company employee who has been registered on a social networking site discloses information about his / her place of work, his / her comments could be construed as the company’s official position. Thus, employees are discouraged from making public comments about the actions of competitors or regulators or engaging in defamatory or offensive rhetoric against other users. In the event that MTS employees are approached by social networkers with complaints or questions, the contact must be reported to blogs@mts.ru. If the employee notices complaints regarding MTS operation or any actions of its employee, or, vice versa, positive feedback concerning MTS online, these comments can be forwarded to the same address. MTS employees can participate independently in discussions concerning MTS products. To do so, they must first notify the company’s blog secretary (at blogs@mts.ru, making sure to indicate “For the blog secretary” in the subject line) of the upcoming discussion to coordinate their participation. We strongly discourage employees from taking part in conversations on topics banned from discussion in the public domain as potentially harmful to the company’s reputation and capitalization when appearing in the media. This restriction applies to the following topics: • technical network malfunctions, billing, MTS services and customer care; • public apologies; • relations with government agencies, regional and municipal authorities, the actions of government bodies, competitors and market partners; • information concerning counterparties and clients; • information concerning the private lives of employees; • market behavior of competitors and partners, including their services and tariffs; • price forecast in MTS markets and the company’s commercial plans. 23

MTS and the public Question: I’ve been invited to participate as a speaker at a business conference on behalf of MTS. Is getting the go-ahead from my supervisor enough for me to accept the invitation? Answer: No. Before confirming your participation, you’ll have to get your speech (the fact of participation itself and all content materials) approved by the Public Relations Department or the respective regional PR-managers. Before presenting, you’ll also need to familiarize yourself with the speaker’s handbook. Question: Does participating in a conference as a speaker on behalf of MTS entitle me to answer any questions, including from journalists? Answer: No, you’re only authorized to answer questions related to your area of specialization. If a question you’re asked goes beyond the scope of the speech approved by the Public Relations Department, you must calmly yet confidently say: “No comment.” That’s a normal stance for any public company. If you get a question from a journalist, you must explain that you’re not authorized to speak with the press, adding that all questions by members of the press should be directed to the Press Service at pr@mts.ru. Question: My friend reached out to me on a social networking site, and started complaining about the poor quality of MTS signals. Can I explain to him the reason behind the worsening quality of the signal? Answer: No. You’ll have to give your friend the appropriate contact information for customer service blogs@mts.ru and ask him to write a detailed message about the crux of the problem. The Customer Service Department will be sure to help. Environment We strive to put the world around us into perspective, and are concerned about environmental preser-vation and the conservation of natural resources. The initiatives launched at MTS are aimed at caring for the environment. The company organizes and takes part in ambitious municipal environmental proj-ects and propagandizes an eco-friendly culture and environmental protection activities. MTS actively encourages its employees to participate in the company’s eco initiatives; one of them is the “Save a Tree” public wastepaper collection project conducted on a quarterly basis. “Eco-Office” — an MTS program aimed at the fostering of ecological knowledge, ethics and culture on the part of company employees. Within the scope of the program, the company organizes various eco projects envisioning the rational preservation, consumption and recycling of natural resources. “Eco-Telecom” — a series of company initiatives, which are aimed at heightening the environmental awareness of staff and the public and demonstrate the responsibility of the business for environmental conservation. Question: What contribution can every employee make towards environmental protection? Answer: The company has launched a project involving the collection of used batteries and power cells for recycling. Anyone can drop them off at the company’s administrative offices. 24 transparency and financial statements integrity The company’s activities are governed by a number of laws and various regulatory requirements. Every employee must have a firm grasp of the requirements of the legislative norms binding on the company. All employees must strictly adhere to the provisions of the policies and regulations developed at MTS in order to ensure the compliance of company operations with the requirements established by the appli-cable law. Employees must not participate in any acts, or facilitate any acts by third parties, violating any of the laws, rules and / or instructions applicable to MTS. 25 MTS and the law • Interacting with government agencies • Anticorruption legislation • Anti-money laundering and combating the financing of terrorism • Prohibited content • Competition and antitrust legislation • Use of insider information • Business • Company accounts and records

MTS and the law Interacting with government agencies Within its normal course of business, MTS has frequently to interact with government agencies. Regardless of whether the government agency is an MTS subscriber or MTS regulator in a given situa-tion, all employees must interact with the government agency solely within the limits of applicable law and the requirements established by MTS bylaws and policies. Thus, the legislation tightly regulates the procedure for the provision of services to government agencies. When participating in tenders held by government agencies, employees must be exceedingly cautious and stringently adhere to the requirements of all MTS bylaws, including the requirements of the “Anticor-ruption Legislation” and “Competition and Antitrust Legislation” sections of this Code. A similar interaction procedure should be followed in cases where the concerned government agency is issuing any sort of permit, license or approval or otherwise provides public services to MTS. While MTS has always strived to cooperate with government agencies in the performance of their official functions, including the holding of sched-uled audits and investigations, any MTS employee receiving an inquiry of any kind from a government agency in the course of such an audit or investiga-tion must immediately contact the appropriate legal department. Question: I got a call from someone I used to go to school with who now works in the tax inspectorate, and he asked me to privately give him some information on a particular MTS deal. He said that the tax inspectorate has the right to request such information. What should I do? Answer: You must immediately contact your legal department and tell them about the situation so that the competent employees can ensure that MTS’ legal rights and responsibilities are honored. 26

MTS and the law Anticorruption legislation The company adheres to the principles of compliance with anticorruption legislation in all types of busi-ness relations, regardless of the country in which the company pursues its economic activity. Pursuant to the rules of anticorruption legislation applicable to the company, employees and persons, acting on behalf or in the interests of MTS, are prohibited, whether directly or through an intermediary, from rendering, offering, promising or approving payments in the form of monetary funds or any other valuables, as well as from proffering any financial or other gain or advantage, to any third parties with the intention, by virtue of the official position occupied thereby, of exerting undue influence on their actions (or ensuring their inaction) or inducing or rewarding their improper performance of the official or otherwise legally-envisioned duties entrusted thereto. Furthermore, all company employees are prohibited, whether directly or through an intermediary, from demanding, approving the acceptance or accepting any payments in the form of monetary funds or any other valuables, as well as any financial or other gain or advantage, where the acceptance of such payments, gains or advantages in and of itself constitutes the improper performance of the official or otherwise legally-envisioned duties entrusted thereto or a reward for their improper performance. For the purposes of this Code, applicable anticorruption legislation means the Russian anticorruption legislation, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and similar anticorruption legisla-tion in the countries where the company is engaged in economic activity. The underlying principles and requirements concerning the compliance with the provisions of anticor-ruption legislation applicable to the company are set forth in the policy entitled “Anticorruption Laws Compliance Policy” which is binding on all members of the company’s Board of Directors, executives, employees, subsidiaries and affiliates, as well as on all third parties acting on behalf or in the interests of the company. Question: Why does the anticorruption legislation of the United States and Great Britain apply to MTS operations? Answer: MTS is a public company whose securities have been traded on the New York Stock Exchange since 2000. Registration on the U.S. Exchange entails that foreign companies assume the obligation to comply with a number of requirements provided for by the local legislation. Thus, aside from requirements mandating the existence of an internal control system, ensuring the reliability of financial reporting and others, MTS operations are governed by the requirements of the U.S. Foreign Corrupt Practices Act (FCPA), which prohibits U.S. companies and foreign companies whose shares are traded on the American stock exchange from engaging in any corrupt activity whatsoever with respect to public officials abroad. Similarly, MTS operations and those of its primary shareholder are also bound by the requirements of anticorruption legislation of Great Britain. MTS is a subsidiary of a company whose securities have been placed on the London Stock Exchange, which, in conjunction with a host of other factors, may serve as grounds for the application to its operations and the operations of MTS of the requirements of the U.K. Bribery Act. 27

MTS and the law Anti-money laundering and combating the financing of terrorism The company fulfills its obligations in the manner prescribed by the applicable legislation in terms of exercising control over operations involving monetary funds or other assets for the purposes of preventing, detecting and interdicting acts associated with the legalization (laundering) of criminal proceeds and financing of terrorism. The company identifies subscriber numbers allocated to persons named in the List of Organizations and Individuals concerning whom there is information that they are involved in extremist or terrorist activity, for the purpose of freezing (blocking) their funds. At MTS, a special officer has been appointed who is responsible for the implementing of these processes. MTS adheres to the subscriber identification requirements, wherefore modifications have been made to the registration form and service conditions, and also an additional subscriber verification process has been introduced for the situation where a subscriber is performing operations through the mobile commerce platform. MTS provides the Rosfinmonitoring (Federal Financial Monitoring Service) with information, as required by law, in a timely manner. Prohibited content In accordance with the requirements of applicable law, MTS cooperates with the Unified Register of the domain names, website references and network addresses that make it possible to identify websites containing information banned from circulation in the Russian Federation. Access restriction is undertaken in accordance with the requirements and within the timeframe established by applicable law. If an MTS employee comes across a website whose content, in the employee’s opinion, includes banned information, he / she can independently notify the regulator through the Roskomnadzor (Service for Supervision of Communications, Information Technology and Mass Media) portal at: eais.rkn.gov.ru 28

MTS and the law Competition and antitrust legislation The company complies with antitrust legislation and adheres to the principles of fair competition in all types of busi-ness relations, regardless of the region of presence. The most dangerous violation is the exis-tence of a cartel between competitors, and concerted acting in the market. MTS employees must refrain from actions which are aimed at a uniform behavior towards competitors, this applies, inter alia, to the sharing of information on com-mercial plans, whether directly or through an intermediary, negotiating, signing or oral approval of antitrust arrangements in any form whatsoever. MTS makes decisions regarding its business, including price setting, inde-pendently and without regard to activities of other companies. Question: Bumping into each other at an industry conference, two of my colleagues from competing companies started a conversation about industry difficulties and suggested coordinating our rate policies in order to support sector profitability. What should I do in that situation? Answer: You must tell your conversation partners that it is beyond the pale to negotiate such matters with MTS, stop the conversation and at the first opportunity report the incident in detail to the department responsible for antitrust compliance system. Question: A friend of mine is employed with another telecom operator, and he participated in the launch of an interesting tariff plan. I would like to implement such product at MTS, but I doubt whether it would be profitable. I may not discuss such matters with him, but information could be passed on by our mutual acquaintance who has no employment in the telecom industry. Is it permissible? Answer: No, never. The use of non-public information may result in the fact that the behavior of these two companies is considered as concerted and aimed at giving up the price competition. That said, no matter, whether this contact was direct or through an intermediary. 29

MTS and the law MTS does not use its market position to prevent or restrict the competition or violate somebody’s legal inter-ests, and always strives to treat its clients and contractors, including prospective, in a fair and equal manner in all aspects of its business. MTS does not utilize methods of unfair competition, is respectful of competitors in any markets and strives to fair and lawful competition. Question: I am preparing a presentation to solicit a large corporate client. In order to convince the client to change their operator, I want to include information in the presentation that the services provided by MTS are of higher quality. Is it permissible? Answer: Mentioning MTS advantages in comparison to competitors must be true and proven. You may include such information, if you give clear comparison criteria and the source of information. Violation of the provisions of antitrust legislation can result in fines and other civil, administrative and crimi-nal sanctions, up to and including imprisonment. Should a company employee have any questions in connection with any decision or actions, including those of another MTS employee or a MTS partner, which may result in the violation of the antirust legislation, or if an employee is not certain about the legality of any action or decision, he / she must contact — until the respective decision / action has been made / carried out — the department responsible for the antitrust compliance system. The underlying principles and requirements concerning the compliance with the provisions of antitrust legislation applicable to the company are set forth in MTS Antitrust Policy which is binding on all company employees. Use of insider information The use of corporate insider information is legally restricted in the countries in which MTS securities are traded. The outline of such restrictions is that individuals privy to insider information about a given company are prohibited from conducting transactions involving the securities of that company or passing such information on to third parties for the purposes of conducting transactions. Insider information is information about a company that has not been publicly dis-closed and that, if disclosed, could have an impact on the value of the company’s securities. Such information could involve, for example: • financial figures; • information on upcoming mergers and acquisitions (M&A); • information on the obtainment of an important license; • information on planned dividends; • information on major litigation. 30

MTS and the law Question: My cousin owns MTS shares and wants to sell them, but I know that in a couple of weeks MTS is going to announce quarterly results that significantly outperform analysts’ forecasts. Can I advise him to hold off on the sale to gain more for the shares? Answer: Absolutely not. Until announced publicly, information concerning the company’s financial results is considered insider information, and its use, even in the form of advice to a relative, would be a violation on your part of applicable law both in Russia and the USA. MTS employees privy to insider information about MTS must not conduct transactions involving MTS securities, pass such information on with the aim of conducting such transactions or engage in similar acts involving insider information concerning other companies obtained in the course of the performance of their job duties. In order to assist MTS employees, a policy has been adopted on compliance with the requirements of insider information law. Among other things, the policy establishes closed periods during which the existence of insider information is most likely and throughout which the conclusion of transactions involving MTS securities is restricted for all company employees. Every employee may contact with questions relating to insider information the Corporate Law Department or to the address: insidecompliance@mts.ru. Business transparency statements integrity MTS PJSC is a public company with securities traded on the Russian and U.S. stock exchanges. Pursuant to regulatory documents governing the operation of the securities market, the company provides the appropriate regulatory authorities with reports on the financial results of its activi-ties, and also discloses a significant amount of non-financial information. This disclosure encompasses the timely and accurate reporting of all material including non-public information that could have an impact on the value of MTS securities. The disclosed infor-mation is intended for both external and internal users for the purposes of obtaining an objective view of the results of the company’s financial-economic activities, its plans and areas of further development. and financial The gathered information must meet the general requirements of the majority of interested participants such as inves-tors, employees, creditors, suppliers and contractors, buyers and customers, gov-ernment agencies and the general public. 31

MTS and the law Information disclosure is undertaken in such a way so as to ensure a reasonable balance between informational transparency and protection of the company’s commercial interests. In order to ensure compliance with the requirements of applicable law whose violation could result in considerable finan-cial losses and even the criminal prosecution of the company as a whole and of individual company employees, every employee must play his / her role in the information disclosure system. That said, the public disclosure of information is only permitted by individuals duly authorized by company management to do so, as enshrined in the company’s bylaws. In order to ensure the efficient performance of MTS obligations with respect to information disclosure, the company has created a Disclosure Committee and introduced the position of disclosure coordina-tor, who are together responsible for ensuring the accuracy and timeliness of information disclosure to all investors, shareholders and other stakeholders. Question: A personal acquaintance has approached an MTS employee with a request to provide him with certain information about company activities. Does the employee have the right to give out such information? Answer: Before giving out any kind of information, the employee needs to know exactly what kind of information is being requested by the third party. Company management is responsible for determining the composition and volume of information constituting a commercial / official secret, as well as the procedure for its protection. All company employees are responsible for maintaining the secrecy of confidential information. If the requested information is not confidential, it is subject to open publication in the mass media, or on the official company website, etc., links to it can be sent to the MTS employee’s acquaintance. Employees responsible for administering accounting records and submitting data for report compilation must guarantee that all business operations are reflected in the company’s financial statements and that accompanying explanations are delivered fully, precisely, promptly and in a format that is easily understood by the user. Employees must inform their supervisor, and report in the manner specified herein, about any and all known instances of the non-disclosure of assets or liabilities and / or the indication of false or falsified information in order to avoid the onset of legal, financial or other repercussions for MTS and the causing of serious harm to the company’s business reputation. Question: I heard from a colleague, who works at a major company which is an MTS supplier, that they’re having production problems and won’t be able to meet their obligations to supply the equipment needed for the planned expansion of the MTS network. Do I have to disclose this information publicly? Answer: No. You must immediately pass the information on to the current disclosure coordinator (the relevant information is posted on the internal portal in the section entitled “For Employees” — “Corporate Governance” — “Statement on the MTS PJSC Information Policy”) so that he / she can assess its relevance and the need for its disclosure. In the event of an affirmative conclusion, the information will be disclosed by a duly authorized MTS employee in accordance with the necessary procedures. 32

MTS and the law Company accounts and records Accounting documents fully and precisely reflect the business transactions conducted by the com-pany, and serve as the basis for the compilation of various types of reports and information disclosures in accordance with the requirements of applicable law and based on generally-accepted practice. Accounting records are the source of data supporting the adoption of important managerial decisions concerning further company development. Accounting records include financial and management statements, the operating chart of accounts, accounting policies, bookkeeping ledgers, primary accounting documents confirming the conclusion of business transactions, sales invoices, documents on the auditing of financial-and-economic activity, payroll accounts and much more. The company has put in place approved policies governing the management of accounting documents and requirements concerning their compilation, submission, storage, archiving and destruction. During the physical destruction of documents, company employees should be guided by the following principles: • destruction must always be authorized; • documents concerning upcoming or current litigation and investigations are not subject to destruction; • the destruction of documents must be undertaken in such a way that the confidentiality of any informa-tion contained therein is maintained; • all copies of documents cleared for destruction, including confidential, back-up and reserve copies, must also be destroyed. Question: When should accounting documents be archived? Can archived documents be used again? Who is authorized to retrieve documents from the archive? Answer: The archiving of accounting documents must be undertaken in accordance with the company’s approved document management schedule. Prior to being transferred to the enterprise archive, documents must be stored in specially-designated areas or in locked cabinets under the supervision of individuals duly authorized by the management of the respective division. The release of archived documents for temporary use by the employees of structural divisions is performed by archive workers, and only on the basis of a special request approved by the manager of the respective division. Accounting documents may only be seized from the archive by investigative authorities, preliminary inquiry agencies, prosecutors’ offices, courts, tax inspectorates and internal affairs agencies on the basis of their respective decrees, issued in accordance with applicable Russian Federation law. 33 reportin In the event that an employee is uncertain about how to proceed appropriately in a given situation, or he / she thinks that his / her actions could lead to a violation of the Code, he / she should discuss the situation with his / her immediate supervisor, the manager of his / her department or a Compliance Department offi-cer. Employees can also contact any senior manager in the Security Block, Internal Control and Audit Block, Corporate Law Department or HR Block. If a company employee witnesses or learns of a violation of the Code, applicable legislation or the com-pany’s bylaws by other company employees, it is his / her duty to report the issue so as to assist MTS in dealing with the various problems that could arise. Any employee wishing to report a violation should send the respective message to the hotline of the Internal Control and Audit Block at: control&audit@mts.ru, using available mail servers and the services placed on the MTS corporate portal. Employees can also contact their immediate supervisor personally or any senior manager. The hotline of the Internal Control and Audit Block has been set up to improve the efficiency of the pro-cesses involved in preventing and managing the associated risks as well as detecting possible instances of fraud, improprieties and violation in the following areas: • business accounting, tax accounting and reporting; • internal control and internal audit; • asset management and property usage; • financial operations, procurement and logistics, sales and client servicing, contractual relations, third-party payments and other processes essential to business and operating activities; • compliance with commercial secret policies; • compliance with the requirements of applicable law (including anticorruption, antitrust and labour law); • compliance with the Code of Conduct and Business Ethics; • compliance with internal procedures on insider information. A report on the activities of the Internal Control and Audit Block hotline is sent to the MTS PJSC Audit Com-mittee on a regular basis. MTS will review all credible information concerning Code violations. All messages concerning actual or possible Code violations will be considered thoroughly and confidentially, and the individuals providing the pertinent information, may do it anonymously. MTS strictly prohibits the application of any repressive measures whatsoever against any employee making an effort in good faith to secure assistance and report actual or possible violations. 34

The basic principles of MTS business practices contained in the Code adhere to the highest standards of business ethics. All employees bear responsibility for compliance with the Code and are personally responsible for their own actions. Issues dealing with violations of the Code, ethical conflicts, results of inspections conducted based on employees’ reports of unethical behavior on the part of MTS employees (colleagues, managers, subor-dinates) are considered at meetings of the MTS PJSC Discipline Committee. In addition, such information is presented to the Audit Committee on a quarterly basis. All employees must bear in mind that non-compliance with the mandatory requirements of the Code may result in financial losses and cause irreparable damage to the sterling reputation of the company and the good standing MTS enjoys in the business community. In other words, the behavior of an employee in his / her capacity as MTS representative that fails to comply with applicable law or the Code may lead to serious consequences for the employee and company alike. In addition to the Code, each employee must make him / herself aware of the separate policies and regula-tions relating directly to his / her area of work specialization. MTS reserves the right to make amendments and additions to the Code at any time, without prior notice. 35

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